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                        TRANSPORTATION SERVICES AGREEMENT

         THIS TRANSPORTATION SERVICES AGREEMENT (this "Agreement") is entered into as of December 10, 2003, by and between KANDERS AVIATION, LLC, a Delaware limited liability company with offices at One Pickwick Plaza, Greenwich, Connecticut 06830 ("Kanders Aviation"), and ARMOR HOLDINGS, INC., a Delaware corporation with offices at 1400 Marsh Landing Parkway, Jacksonville, Florida 32250 ("Armor Holdings").

                                   WITNESSETH:

         WHEREAS, Kanders Aviation owns a fractional interest in, operates and maintains certain aircraft (collectively, the "Aircraft"), to provide transportation services for the use of, among others, Kanders Aviation and certain of its direct or indirect affiliates; and

         WHEREAS, Armor Holdings may, from time to time, desire to utilize such transportation services from Kanders Aviation, and Kanders Aviation may, in its discretion, elect to provide such services to Armor Holdings, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Services. Upon Armor Holdings' request, Kanders Aviation may, in its sole discretion, but shall not be obligated to, provide Armor Holdings with airport to airport air transportation services via its Aircraft, or other Aircraft it may cause to be made available, as the parties may agree upon.

         2. Term. This Agreement shall be effective as of January 1, 2003 and shall be terminable by either party upon written notice to the other party (the "Term").

         3. Fees. During the Term, Armor Holdings shall pay and reimburse Kanders Aviation for the following costs and fees associated with the provision of any requested air transportation services:

              (a) an amount equal to the fair market value of such air transportation services based upon the number of hours of service provided as reasonably determined by Kanders Aviation, but which will in no event exceed the NetJets' published rates for such services, to the extent such published rates are available, and

              (b) any additional expenses incurred by Kanders Aviation in connection with such air transportation services, including, but not limited to, fuel, catering, telephone, ground transportation, taxes (including federal excise, navigation and foreign fuel taxes), surcharges, airport fees, hangering fees, pilot fees, administrative fees and other fees and expenses associated with each individual flight.

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         4.   Payment. Armor Holdings shall pay Kanders Aviation, or otherwise make mutually satisfactory arrangements for the payment to Kanders Aviation, for the provision of air transportation services as herein set forth within thirty (30) days of its receipt of proper invoices from Kanders Aviation, and in accordance with such guidelines as may be established from time to time by the Board of Directors of Armor Holdings.

         5. Use of Services. Armor Holdings shall utilize the services provided by Kanders Aviation hereunder to provide transportation services for necessary and proper corporate purposes.

         6. Notices. All notices required herein shall be in writing and shall be sent by (i) certified mail, return receipt requested, (ii) overnight courier, (iii) personal delivery, (iv) facsimile, or (v) such other means as are mutually acceptable, to a party at the address set forth in the preamble to this Agreement, or to such other person or place as shall be designated in writing by either party, any such notice to be deemed received upon receipt or refusal of delivery.

         7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereunder.

         8. Severability. If any provision of this Agreement shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and in no way be impaired or invalidated.

         9. Amendment. This Agreement comprises the entire contract between the parties, and it may not be changed or modified except pursuant to an instrument in writing signed by both Kanders Aviation and Armor Holdings.

         10. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         11. Approvals. Each party hereto represents and warrants to the other that the execution, delivery and performance of this Agreement by such party has been duly authorized by all necessary corporate and/or limited liability company action on behalf of such party.

         12. Limitations. The parties hereto acknowledge that this agreement consists solely of an agreement by Armor Holdings to reimburse Kanders Aviation for certain agreed upon expenses incurred by Kanders Aviation or its affiliates in connection with providing the services described herein. The parties hereto agree and acknowledge that Armor Holdings shall not have any liability or obligation to NetJets International, Inc., its affiliates or any other person or entity as a result of the arrangements contemplated hereby. Nothing herein shall be deemed to obligate Armor Holdings to secure the use of any Aircraft for use by any person or to provide, or obtain, any services in connection therewith, including, but not limited to, insurance, maintenance,


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repairs or inspections, nor shall anything contained herein obligate Kanders
Aviation to provide any services to Armor Holdings or any other party, other than as expressly agreed by Kanders Aviation. This agreement shall not be deemed to establish a joint venture or partnership between Armor Holdings and Kanders Aviation or its affiliates with respect to the ownership, leasing, operation or maintenance of any Aircraft. This agreement shall constitute a non-exclusive arrangement among the parties hereto, and nothing herein shall be deemed to prohibit either party from obtaining service from, or providing services to, any other parties not contemplated hereby.


                            (signature page follows)


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                                             KANDERS AVIATION, LLC


                                By:  Kanders & Company, Inc., its sole member


                                By: /s/ Warren B. Kanders
                                    --------------------------------------------
                                    Name:  Warren B. Kanders
                                    Title: President



                                             ARMOR HOLDINGS, Inc.



                                By: /s/ Robert R. Schiller
                                    --------------------------------------------
                                    Name:  Robert R. Schiller
                                    Title: President and Chief Operating Officer



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